Exhibit 99.3
SYNALLOY CORPORATION
Unaudited Pro Forma Combined Financial Information

Introduction
The following tables present unaudited pro forma combined financial information about the condensed consolidated balance sheet and statements of operations and comprehensive income (loss) of Synalloy Corporation ("Synalloy" or the "Company"), after giving effect to the acquisition (the "Acquisition") of DanChem Technologies, Inc. ("DanChem"), pursuant to the Stock Purchase Agreement dated October 22, 2021 (the "Agreement"), by and between the Company and DanChem Holdings, LLC.
The unaudited pro forma combined financial statements give effect to the Acquisition as well as the related debt financings, including the pro forma adjustments intended to illustrate the estimated effects of the Acquisition (collectively, "Adjustments" or "Pro Forma Adjustments").
The unaudited pro forma combined statements of operations and comprehensive income (loss) combine the historical results of Synalloy and DanChem for the nine months ended September 30, 2021 and the year ended December 31, 2020, and give effect to the Acquisition as if it occurred on January 1, 2020.
The unaudited pro forma combined statements of balance sheet as of September 30, 2021 combine the historical results of Synalloy and DanChem on a pro forma basis as if the Acquisition had occurred on September 30, 2021.
The unaudited pro forma combined financial information is based on various adjustments and assumptions and is not necessarily indicative of what Synalloy’s condensed consolidated statement of operations and comprehensive income (loss) or condensed consolidated balance sheet actually would have been had the Acquisition been completed as of the dates indicated or will be for any future periods. The unaudited pro forma financial statements do not purport to project the future financial position or operating results of Synalloy following the completion of the Acquisition. The unaudited pro forma financial information does not include adjustments to reflect any potential synergies or cost savings that may be achievable in connection with the Acquisition.
The unaudited pro forma combined financial statements should be read in conjunction with:
•The accompanying notes to the unaudited pro forma combined financial statements,
•Synalloy’s audited historical consolidated financial statements as of and for the year ended December 31, 2020 and the related notes, and unaudited historical condensed consolidated financial statements as of and for the nine months ended September 30, 2021; and
•DanChem’s historical audited financial statements for the year ended December 31, 2020 and the related notes, and unaudited historical financial statements as of and for the nine months ended September 30, 2021.
Description of Acquisition
On October 22, 2021, the Company completed the acquisition of DanChem, a contract manufacturer of chemical products located in Danville, Virginia. The Company accounted for the transaction as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805 - "Business Combinations". The purchase price was paid in cash and funded through a drawdown of $34,520 on the Company’s existing revolving credit facility. Amounts outstanding under the revolving line of credit portion of the facility currently bear interest, at the Company's option, at (a) the Base Rate (as defined in the Credit Agreement) plus 0.50%, or (b) LIBOR plus l.50%. The current interest rate on drawn amounts is 1.75%. Had the acquisition taken effect as of the date presented on the unaudited pro forma combined statement of balance sheet, the purchase price would have been $32,183 including $3 in cash acquired through the acquisition.

Exhibit 99.3
SYNALLOY CORPORATION
Unaudited Pro Forma Combined Condensed Balance Sheet
As of September 30, 2021

	Historical
	Synalloy	Adjusted DanChem (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined As of September 30, 2021
	As of September 30, 2021	As of September 30, 2021		Note
(in thousands)
Assets
Current assets
Cash and cash equivalents	$1,174	$3	$(27,212)	4a	$3,514
			29,549	5a
Accounts receivable, net of allowance for credit losses	44,096	6,125	—		50,221
Inventories, net	98,334	1,285	—		99,619
Prepaid expenses and other current assets	8,820	466	—		9,286
Total current assets	152,424	7,879	2,337		162,640

Property, plant and equipment, net	29,691	10,321	6,753	4b	48,388
			1,623	4d
Right of use asset, operating leases, net	30,975	—	208	4d	31,183
Goodwill	1,355	—	8,732	4e	10,087
Intangible assets, net	9,385	138	4,262	4c	13,785
Deferred charges, net	327	—	—		327
Total assets	$224,157	$18,338	$23,915		$266,410

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	34,850	1,836	-		36,686
Accounts payable – related Party	2	-	-		2
Accrued expense and other current liabilities	10,144	1,054	805	4h	11,349
			(654)	4i
Current portion of long-term debt	1,750	500	(500)	5b	1,750
Current portion of earn-out liability	2,249	-	-		2,249
Current portion of operating lease liabilities	1,019	-	47	4d	1,066
Current portion of finance lease liabilities	40	-	198	4d	238
Total current liabilities	50,054	3,390	(104)		53,340

Long-term debt	47,213	4,471	30,049	5b	81,733
Long-term portion of earn-out liability	-	-	-		-
Long-term portion of operating lease liabilities	32,191	-	161	4d	32,352
Long-term portion of finance lease liabilities	46	-	1,425	4d	1,471
Deferred income taxes	1,342	296	2,716	4g	4,224
			(130)	4i
Other long-term liabilities	84	-	-		84
Total non-current liabilities	80,876	4,767	34,221		119,864

Shareholders’ equity:
Common stock	10,300	-	-		10,300
Capital in-excess of par value	37,037	6,820	(6,820)	4f	37,037
Retained Earnings	55,014	3,361	(3,382)	4f	54,993
	102,351	10,181	(10,202)		102,330
Less: cost of common stock in treasury	(9,124)	-	-		(9,124)
Total shareholders' equity	93,227	10,181	(10,202)		93,206
Total liabilities and equity	$224,157	$18,338	$23,915		$266,410
See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.3
SYNALLOY CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2020

	Historical
	Synalloy	Adjusted DanChem (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined for Year Ended December 31, 2020
	Year Ended December 31, 2020	Year Ended December 31, 2020		Note
(in thousands, except per share data)
Net sales	$256,000	$26,365	$—		$282,365
Cost of sales	(233,348)	(21,266)	(1,395)	6c	(255,982)
			27	6f
Gross Profit	22,652	5,099	(1,368)		26,383
Expenses
Selling, general and administrative	(28,718)	(4,334)	(45)	6c	(33,390)
		—	(293)	6a
Acquisition costs and other	(845)	—	(805)	6e	(1,650)
Proxy contest costs and recoveries	(3,105)	—	—		(3,105)
Earn-out adjustments	1,195	—	—		1,195
Asset impairments	(6,214)	—	—		(6,214)
Goodwill impairment	(16,203)	—	—		(16,203)
Gain on lease modification	171	—	—		171
Operating (loss) income	(31,067)	765	(2,511)		(32,813)
Other (expense) income
Interest expense	(2,110)	(321)	(349)	6d	(2,821)
			(41)	6f
Change in fair value of interest rate swaps	(51)	—	—		(51)
Other, net	1,255	—	—		1,255
Income (loss) before income taxes	(31,973)	444	(2,901)		(34,430)
Income tax benefit (provision)	4,706	(130)	1,344	6b	5,920
Net (loss) and comprehensive (loss)	$(27,267)	$314	$(1,557)		$(28,510)

Net income (loss) per common share:
Basic	$(3.00)				$(3.13)
Diluted	$(3.00)				$(3.13)

Weighted average shares outstanding:
Basic	9,099				9,099
Dilutive effect from stock options and grants	—				—
Diluted	9,099				9,099

See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.3
SYNALLOY CORPORATION
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2021

	Historical
	Synalloy	Adjusted DanChem (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined for Nine Months Ended September 30, 2021
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2021		Note
(in thousands, except per share data)
Net sales	$239,047	$22,273	$—		$261,320
Cost of sales	(198,219)	(17,855)	(1,059)	6c	(217,112)
			21	6f
Gross Profit	40,828	4,418	(1,038)		44,208
Expenses
Selling, general and administrative	(21,941)	(3,080)	(23)	6c	(25,265)
			(221)	6a
Acquisition costs and other	(201)	-	-		(201)
Proxy contest costs and recoveries	(168)	-	-		(168)
Earn-out adjustments	(1,430)	-	-		(1,430)
Asset impairments	(233)	-	-		(233)
Goodwill impairment	-	-	-		-
Gain on lease modification	-	-	-		-
Operating (loss) income	16,855	1,338	(1,282)		16,911
Other (expense) income
Interest expense	(1,068)	(155)	(318)	6d	(1,569)
			(28)	6f
Gain (loss) on extinguishment of debt	(223)	1,975	—		1,752
Change in fair value of interest rate swaps	2	—	—		2
Other, net	(152)	—	—		(152)
Income (loss) before income taxes	15,414	3,158	(1,628)		16,944
Income tax benefit (provision)	(3,235)	(285)	180	6b	(3,340)
Net income (loss)	$12,179	$2,873	$(1,448)		$13,604

Net income (loss) per common share:
Basic	$1.32				$1.47
Diluted	$1.30				$1.46

Weighted average shares outstanding:
Basic	9,237				9,237
Dilutive effect from stock options and grants	111				111
Diluted	9,348				9,348

See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

1.Basis of Presentation
The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. The unaudited pro forma statements of operations and pro forma statement of financial position of the Company are based on the historical financial statements of Synalloy and DanChem, after giving effect to the Acquisition as described above. The adjustments presented in the unaudited pro forma combined financial information is based on currently available information and certain information that management of Synalloy and DanChem believe are reasonable under the circumstances. The unaudited pro forma adjustments may be revised as additional information becomes available.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations, with Synalloy considered the accounting and legal acquirer of DanChem. The unaudited pro forma financial statements reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary valuation analysis. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the DanChem acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangible assets and goodwill, may differ materially from the information presented.

Synalloy and DanChem did not have any historical relationship prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
2.Presentation of Acquiree Company– reclassification adjustments
Certain reclassifications have been made to the historical presentation of the statement of operations and comprehensive income (loss) and balance sheet of DanChem to conform to the financial statement presentation of Synalloy. The following summarizes the reclassification adjustments in DanChem's unaudited pro forma combined statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 and unaudited pro forma combined statement of financial position as of September 30, 2021.

Unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2021:

Amounts (in thousands)	Presentation in DanChem's Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
$3,080	General and administrative expenses	Selling, general and administrative
$1,975	Gain on forgiveness of PPP Loan	Gain (loss) on extinguishment of debt
$285	Income tax expense	Income tax provision (benefit)

Unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2020:

Amounts (in thousands)	Presentation in DanChem's Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
$4,334	General and administrative expenses	Selling, general and administrative
$21,266	Cost of goods sold	Cost of sales
$130	Deferred income tax expense	Income tax provision (benefit)

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

Unaudited pro forma combined condensed balance sheet as of September 30, 2021:

Amounts (in thousands)	Presentation in DanChem's Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
$466	Prepaid expenses	Prepaid expenses and other current assets
$138	Other assets	Intangible assets, net
$145	Checks issued in excess of bank balance	Accrued expenses and other current liabilities
$797	Accrued expenses	Accrued expenses and other current liabilities
$112	Income taxes payable	Accrued expenses and other current liabilities
$6,820	Additional paid-in capital	Capital in-excess of par value
3.Accounting Policy conformity changes
The accounting policies used in the preparation of the unaudited pro forma combined financial information are those set out in Synalloy's consolidated financial statements. Based on the procedures performed to date, the accounting policies of DanChem are similar in all material respects to Synalloy’s accounting policies, with the exception of the accounting for leases under ASC 842, Leases. The impact of conforming these policies is described in Note 4(d). As noted in Note 2, certain balances presented in the historical financial statements of DanChem have been reclassified to conform their presentation to that of Synalloy. Synalloy is not aware of any other material differences between the accounting policies or classification of amounts of the two companies that would continue to exist subsequent to the application of acquisition accounting. Following the consummation of the Acquisition, Synalloy has begun to conduct, but has not yet completed, a more detailed review of DanChem's accounting policies in an effort to determine if differences in accounting policies require further reclassifications of DanChem's results of operations or reclassification of assets or liabilities to conform to Synalloy’s accounting policies and classifications. As a result, Synalloy may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on this unaudited pro forma combined financial information.
4.Preliminary Fair Value Estimate of Assets Acquired and Liabilities Assumed
The unaudited pro forma combined balance sheet as of September 30, 2021 has been adjusted to reflect the preliminary allocation of purchase price to identifiable assets acquired and liabilities assumed related to DanChem, with the excess recorded as goodwill. The unaudited combined pro forma statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 gives effect to the Acquisition as if it occurred on January l, 2020.

Estimated purchase price and purchase price allocation of DanChem
Set forth below are the preliminary values of assets acquired and liabilities assumed calculated for the purpose of these unaudited combined pro forma financial statements. The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed includes pro forma adjustments to the fair values of DanChem assets and liabilities. At the time of this filing, the Company has not finalized the detailed valuation analysis related to the fair values of identifiable assets acquired and liabilities assumed. The final amounts recorded for the acquisition may differ materially from the information presented below. The preliminary purchase price for DanChem is estimated to be $32,183 cash consideration.

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

The preliminary estimated purchase price allocation of DanChem is calculated as follows:

	September 30, 2021 DanChem Historical Information	DanChem Fair Value and Accounting Policy Adjustments	Note	Purchase Price Allocation
(in thousands)
Assets
Cash and cash equivalents	$3	$—		$3
Accounts receivable, net of allowance for credit losses	6,125	—		6,125
Inventories, net	1,285	—		1,285
Prepaid expenses and other current assets	466	—		466
Property, plant and equipment, net	10,321	6,753	4b	18,697
		1,623	4d
Right of use asset, operating leases, net	—	208	4d	208
Goodwill	—	8,732	4e	8,732
Intangible assets, net	138	4,262	4c	4,400
Deferred charges, net	—	—		—
Total assets acquired	$18,338	$21,578		$39,916

Accounts payable	1,836	—		1,836
Accrued expense and other current liabilities	1,054	—		1,054
Current portion of long-term debt	500	(500)	5b	—
Current portion of operating lease liabilities	—	47	4d	47
Current portion of finance lease liabilities	—	198	4d	198
Long-term debt	4,471	(4,471)	5b	—
Deferred income taxes	296	2,716	4g	3,012
Long-term portion of operating lease liabilities	—	161	4d	161
Long-term portion of finance lease liabilities	—	1,425	4d	1,425
Total liabilities assumed	$8,157	$(424)		$7,733
Historical equity value of DanChem:
Common stock	—	—
Capital in-excess of par value	6,820	(6,820)	4f	—
Retained Earnings	3,361	(3,361)	4f	—
Total shareholders' equity	$10,181	$(10,181)		$—
Estimated purchase consideration				$32,183
a)Represents adjustments related to the payment of the cash purchase price of DanChem and the estimated Acquisition-related costs, as follows:

Pro forma adjustment to cash	Ref	Amount
(in thousands)
Cash paid to seller		$(25,172)
Acquisition-related costs paid on behalf of seller		(2,040)
Pro forma adjustment to cash	4a	(27,212)
Cash paid towards paydown of debt on behalf of seller	5a	(4,971)
Estimated transaction consideration		$(32,183)
b)Represents adjustments to record the preliminary fair value of DanChem's property, plant and equipment with a fair value determined to be $17,074 resulting in an increase of $6,753. The fair values of property, plant and equipment were determined using the cost and market approaches, which are commonly accepted valuation approaches. The Company is in the process of performing a more detailed valuation analysis the result of which may differ materially from this preliminary analysis. Refer to Note 6c for the related adjustment to the combined pro forma statements of operations.

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

c)Represents adjustments to record the preliminary fair value of DanChem's acquired identifiable intangible assets related to customer relationships, product development know-how, and tradename with a fair value determined to be $4,400 resulting in an increase of $4,262. The fair value of the customer relationship was determined using the multi-period excess earnings method, and the fair values of the product development know-how and tradename were determined using the relief from royalty method. Both methods are commonly accepted valuation approaches. The Company is in the process of performing a more detailed valuation analysis the result of which may differ materially from this preliminary analysis. Refer to note 6a for the related adjustment to the combined pro forma statements of operations.
d)Represents adjustments to align the accounting policies of DanChem to reflect the adoption of ASC 842, Leases, including adjustments to the following:

(in thousands)
Property, plant and equipment, net	$1,623
Right of use asset, operating leases, net	208
Current portion of operating lease liabilities	47
Current portion of finance lease liabilities	198
Long-term portion of operating lease liabilities	161
Long-term portion of finance lease liabilities	1,425
Note that Company classifies finance lease assets as property, plant and equipment. The Company is in the process of performing a more detailed lease analysis and the result of which may differ materially from this preliminary analysis.
e)Represents the excess of the purchase price over the preliminary fair values of the underlying net intangible and identifiable tangible assets, net of liabilities, which is an estimated increase of $8,732. The estimated goodwill to be recognized is attributable to the assembled workforce and operational synergies in the expected Synalloy models.
f)Represents the elimination of DanChem's historical Capital in-excess of par value balance of $6,820 in connection with the acquisition. Additional adjustment to retained earnings related to transaction expenses as detailed below:

Pro forma adjustment to retained earnings	Ref	Retained earnings
(in thousands)
Elimination of DanChem’s historical retained earnings balance		$(3,361)
Impact of DanChem transaction expenses	4h	(805)
Income tax adjustment	4i	784
Pro forma adjustment to retained earnings		$(3,382)
g)Represents the recognition of deferred tax liabilities relating to the acquired intangible assets and net property, plant and equipment discussed in Note 4b and 4c. Deferred tax liabilities were calculated by applying the estimated blended U.S. statutory federal and state tax rate.
h)Represents $805 of additional transaction expenses that were incurred and not recognized in the historical financial statements of the Company.
i)Represents the impact of the acquisition on Synalloy's historical tax balances.

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

5.Calculation of Acquisition Financing
The Company drew $34,520 on an existing credit facility to fund the Acquisition. The pro forma adjustments, as illustrated below, reflect the incurrence of the debt.
a)A summary of the total pro forma adjustments to cash related to the Acquisition financing include the following:

Pro forma adjustment to cash
(in thousands)	Synalloy line of credit draw	Prepayment of DanChem’s term loan and revolver	Total
Increase from line of credit draw	34,520		34,520
Repayment of DanChem's term loan and revolver		(4,971)	(4,971)
Pro forma adjustment to cash			$29,549
b)The total pro forma adjustment to debt includes the following:

Pro forma adjustment to debt	Synalloy line of credit draw	Prepayment of DanChem’s term loan and revolver	Total
(in thousands)
Pro forma adjustment to current portion of debt		(500)	(500)
Pro forma adjustment to long-term debt	34,520	(4,471)	30,049
Pro forma adjustment to debt			$29,549
6.Unaudited Pro Forma Combined Statements of Operations Adjustments
The pro forma adjustments in the unaudited pro forma combined statements of operations are as follows:
a)Adjustment to intangibles assets expected to be recognized in connection with the acquisition, consists of the following:

	Fair Value	Estimated Useful Life (years)	Amortization Method	Amortization expense For the year ended 31 December, 2020	Amortization expense For the nine months ended 30 September, 2021
(in thousands)
Customer relationships	$3,750	15	Straight-line	$250	$188
Product development know-how	500	15	Straight-line	33	25
Trade name	150	15	Straight-line	10	8
Total acquired identifiable intangible assets adjustment	$4,400			$293	$220
The above adjustment to selling, general and administrative, of $293 and $220 for the year ended December 31, 2020 and the nine months ended September 30, 2021, respectively related to additional amortization expense for the estimated fair value adjustments to acquired intangible assets, which are being amortized using the straight line method.
b)Represents the adjustment to income tax expense. The income tax expense is calculated based on the pre-tax adjustment of DanChem’s transaction accounting adjustments at the estimated U.S. federal and state blended tax rate for the year ended December 31, 2020 and nine months ended September 30, 2021, net of the anticipated effect over the combined valuation allowance. The actual effective tax rate of the Company may differ materially from the pro forma tax rate due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the acquisition and tax planning.

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

c)Adjustment to tangible assets expected to be recognized in connection with the acquisition, consists of the following:

	Fair Value	Estimated Useful life (in years)	Depreciation Method	Depreciation expense for the year ended 31 December, 2020	Depreciation expense for the nine months ended 30 September, 2021
(in thousands)
Land	$720	N/A	N/A	$—	$—
Land improvements	160	16	Straight-line	10	8
Buildings	1,455	20	Straight-line	75	57
Furniture and fixtures	471	3 - 5	Straight-line	117	88
Machinery and equipment	13,635	3 – 7	Straight-line	3,608	2,706
Construction in equipment	633	N/A	N/A	—	—
Total acquired property, plant and equipment	$17,074			$3,810	$2,859

(in thousands)	Depreciation expense for the year ended December 31, 2020	Depreciation expense for the nine months ended September 30, 2021
Elimination of historical depreciation from cost of sales	$2,298	$1,712
Depreciation expense to cost of sales	(3,693)	(2,771)
Adjustment to cost of sales	$(1,395)	$(1,059)

Elimination of historical depreciation from selling, general and administrative	$72	$65
Depreciation expense to selling, general and administrative	(117)	(88)
Adjustment to selling, general and administrative	$(45)	$(23)
d)A summary of the total pro forma adjustments related to financing to interest expense, net includes the following:

	Ref	For the year ended December 31, 2020	For the nine months ended September 30, 2021
(in thousands)
Estimated interest expense on new financing (1)		604	453
Elimination of historical interest expense (2)		(255)	(135)
Total pro forma adjustment to interest expense	6c	$349	$318
1)Represents the additional interest expense in connection with the new drawdown on existing credit facility. Amounts outstanding under the revolving line of credit portion of the facility currently bear interest, at the Company's option, at (a) the Base Rate (as defined in the Credit Agreement) plus 0.50%, or (b) LIBOR plus l.50%. The current interest rate on drawn amounts is 1.75%.

2)Represents the elimination of DanChem's historical interest expense as a result of the extinguishment of its historical term loan and revolver loan pursuant to the Purchase Agreement.

A 1/8 percent change in the interest assumed on the new financing would result in an aggregate increase or decrease to interest expense of $43 for the year ended December 31, 2020 and $32 for the nine months ended September 30, 2021.

Exhibit 99.3
SYNALLOY CORPORATION
Notes to Unaudited Pro Forma Combined Financial Information

e)Represents the $805 adjustment to acquisitions costs for the year ended December 31, 2020, in connection with the additional transaction-related expenses that were incurred and not recognized in the historical financial statements of the Company as described in 4(h) above. These one-time, nonrecurring costs related to the acquisition will not affect the Company's income statement beyond 12 months after the acquisition date.
f)Represents the adjustments made to DanChem’s expenses related to the finance lease recorded in connection with the adoption of ASC 842, Leases, consisting of the following:

(in thousands)	For the year ended December 31, 2020	For the nine months ended September 30, 2021
Elimination of historic payments related to agreement	$232	$175
Reduction in carrying amount of finance lease right-of-use asset	(205)	(154)
Net adjustment to cost of sales	$27	$21

Interest on finance lease	$(41)	$(28)